UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the annual meeting of shareholders of Regis Corporation (the “Company”) held on October 29, 2009, the shareholders voted to approve the Company’s Short Term Incentive Compensation Plan (the “Short Term Plan”).  The Short Term Plan is filed as Appendix A to the Company’s Proxy Statement filed with the Commission on September 15, 2009.

The Short Term Plan is substantially similar to the Regis Corporation Short Term Incentive Compensation Plan that shareholders approved in 2004. The primary differences between the Short Term Plan and the predecessor plan are the following:

•                The Short Term Plan provides flexibility for awards having a performance period equal to our fiscal year, as well as performance periods that are longer or shorter than one fiscal year, whereas the predecessor plan only permitted awards having a performance period equal to one fiscal year.

•                The Short Term Plan permits awards to be based on the following additional performance criteria: gross margin, service margin, product margin, return on invested capital and improvements in the Company’s attainment of income levels.

•                The Short Term Plan defines “change in control” and “disability” as defined under the executive employment agreements, as such agreements were revised during the last fiscal year.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

10.1

Regis Corporation Short Term Incentive Compensation Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement (File No. 001-12725) filed with the Commission on September 15, 2009).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: November 2, 2009	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Regis Corporation Short Term Incentive Compensation Plan	Incorporated by reference